As filed with the Securities and Exchange Commission on March 29, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
GUESS?, INC.
(Exact name of registrant as specified in its charter)
___________________

Delaware (State or other jurisdiction of incorporation or organization)	95-3679695 (I.R.S. Employer Identification No.)
1444 South Alameda Street
Los Angeles, California 90021
(Address, including zip code, of principal executive offices)
___________________
Guess?, Inc. 2004 Equity Incentive Plan
(Full title of the plan)
___________________
Jason T. Miller
General Counsel and Secretary
Guess?, Inc.
1444 South Alameda Street
Los Angeles, California 90021
(213) 765-3100
(Name, address and telephone number, including area code, of agent for service)
___________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	14,100,000(1)	$20.52(2)	$289,332,000(2)	$36,021.83(2)

(1)   This Registration Statement covers, in addition to the number of shares of Guess?, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Guess?, Inc. 2004 Equity Incentive Plan, as amended and restated (the “Plan”), as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)   Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on March 23, 2018, as quoted on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE
This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.
__________________________

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference
The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10‑K for its fiscal year ended February 3, 2018, filed with the Commission on March 29, 2018 (Commission File No. 001-11893);

(b)	The Company’s Current Reports on Form 8-K, filed with the Commission on February 9, 2018, February 20, 2018 (with respect to Item 5.02 only) and March 14, 2018 (each, Commission File No. 001-11893);

(c)	The Company’s Registration Statements on Form S-8, filed with the Commission on December 22, 2004 and March 25, 2016 (Commission File Nos. 333-121552 and 333-210411, respectively); and

(d)
The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A/A filed with the Commission on July 31, 1996 (Commission File No. 001-11893) and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel
Not applicable.

Item 8.	Exhibits
See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 29th day of March, 2018.

GUESS?, INC.,
a Delaware corporation

By: /s/ VICTOR HERRERO
Victor Herrero
Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Victor Herrero and Sandeep Reddy, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ VICTOR HERRERO	Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2018
Victor Herrero

/s/ SANDEEP REDDY	Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)	March 29, 2018
Sandeep Reddy

/s/ PAUL MARCIANO	Executive Chairman, Chief Creative Officer and Director	March 29, 2018
Paul Marciano

/s/ MAURICE MARCIANO	Chairman Emeritus and Director	March 29, 2018
Maurice Marciano

/s/ GIANLUCA BOLLA	Director	March 29, 2018
Gianluca Bolla

/s/ ANTHONY CHIDONI	Director	March 29, 2018
Anthony Chidoni

/s/ JOSEPH GROMEK	Director	March 29, 2018
Joseph Gromek

/s/ KAY ISAACSON-LEIBOWITZ	Director	March 29, 2018
Kay Isaacson-Leibowitz

/s/ ALEX YEMENIDJIAN	Director	March 29, 2018
Alex Yemenidjian

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.
Guess?, Inc. 2004 Equity Incentive Plan. (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 5, 2017 (Commission File No. 001-11893) and incorporated herein by this reference.)

5.	Opinion of O’Melveny & Myers LLP (opinion re legality).
23.1	Consent of Ernst & Young LLP (consent of independent registered public accounting firm).
23.2	Consent of Counsel (included in Exhibit 5).
24.	Power of Attorney (included in this Registration Statement under “Signatures”).